Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Amended and Restated 2006 Equity Incentive Plan of our report dated April 14,  2016 relating to the consolidated financial statements and financial statement schedule of BroadVision, Inc., which is included in its Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ OUM & Co. LLP

San Francisco, California

April 14,  2016